                                                                  Exhibit (d)(4)

                                                              September 28, 1998


Hakan Winberg
Lindhagensplan 70
P.O. Box 12307
S-102 28 Stockholm, Sweden

Attention:

Gentlemen:

         In order to allow you to evaluate the possible acquisition (the "Proposed Acquisition") Borg-Warner Security Corporation (the "Company"), we will deliver to you, upon your execution and delivery to us of this letter agreement, certain information about the properties and operations of the Company. All information about the Company furnished by us or our Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information". Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) you can demonstrate was available to you on a nonconfidential basis prior to its disclosure by us or our Representatives or
(c) becomes available to you on a nonconfidential basis from a person other than us or our Representatives who is not otherwise bound by a confidentiality agreement with us or any Representative of ours, or is otherwise not under an obligation to us or any Representative of ours not to transmit the information to you. As used in this letter agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons. As used in this letter agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

         Except as required by law, unless otherwise agreed to in writing by us, you agree (a) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Acquisition and to cause those persons to observe the terms of this letter agreement, (b) not to use Proprietary Information for any purpose other than in connection with your evaluation of the Proposed Acquisition or the consummation of the Proposed Acquisition in a manner that we have approved and (c) not to disclose to any person (other than those of your Representatives who are actively and directly participating in your evaluation of the Proposed Acquisition or who otherwise need to know for the purpose of evaluating the Proposed Acquisition and, in the case of your Representatives, whom you will cause to observe the terms of this letter agreement) any information about the Proposed Acquisition, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the statues thereof, or the fact that Proprietary Information has been made available to you or your Representatives. You will notify the Company of any unauthorized disclosure to third parties that you discover, and you shall endeavor to prevent further such disclosures. You will be responsible for any breach of the terms of this letter agreement by you or your Representatives.

         In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information or any other information concerning the Company or the Proposed Acquisition, you agree that you will provide us with prompt notice of such request or requirement in order to enable us to seek an appropriate protective order or other remedy, to consult with you with respect to our taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. You agree not to oppose any action by the Company to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this letter agreement, you agree that you will furnish only that portion of the Proprietary Information which you are advised by counsel is legally required. In any such event you will use your reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment. All Proprietary Information shall remain the property of the Company, and neither you nor your Representatives shall acquire any rights in the Proprietary Information by virtue of this letter agreement.

         You also agree that for a period of three years from the date of this letter agreement, neither you nor any of your Representatives will, without the prior written consent of the Company or its Board of Directors:

         (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the

                  Company or any subsidiary or division thereof or of any such successor or controlling person;

         (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

         (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

         (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

         (e) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

         You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

         If you determine that you do not wish to proceed with the Proposed Acquisition, you will promptly advise us of that decision. In that case, or in the event that we, in our sole discretion, so request or the Proposed Acquisition is not consummated by you, you will, upon our request and at our option, promptly either (i) deliver to us all Proprietary Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in your possession or in the possession of any Representative of yours, or (ii) cause such Proprietary Information to be destroyed with any such destruction confirmed by you in writing to the Company.

         You acknowledge that none of the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or our other Representatives or any of our respective affiliates, officers, directors, employees, agents or controlling persons has an obligation to furnish you Proprietary Information, makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or their use of any Proprietary Information or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Proprietary Information and that you shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to you in any final acquisition agreement relating to the Proposed Acquisition, subject to the terms and conditions of such agreement.

         You agree that, without our prior written consent, you will not for a period of three years from the date hereof directly or indirectly solicit for employment or employ any person who is now employed by us or any of our affiliates and who is identified by you as a result of your evaluation or otherwise in connection with the Proposed Acquisition; provided, however, that you shall not be prohibited from employing any such person who contacts you on his or her own initiative and without any direct or indirect solicitation from you.

         You agree that until a final acquisition agreement regarding the Proposed Acquisition has been executed by you and us, neither we nor any of our Representatives are under any legal obligation and shall have no liability to you of any nature whatsoever with respect to the Proposed Acquisition by virtue of this letter agreement or otherwise. You also acknowledge and agree that (i) we and our Representatives may conduct the process that may or not result in the Proposed Acquisition in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and entering into a final acquisition agreement with any third party without notice to you) and (ii) we reserve the right to change (in our sole discretion, at any time and without notice to you) the procedures relating to our and your consideration of the Proposed Acquisition (including, without limitation, terminating all further discussions with you and requesting that you return all Proprietary Information to us).

         Without prejudice to the rights and remedies otherwise available to us, you agree we shall be entitled to equitable relief by way of injunction or otherwise if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement. You also agree to indemnify and hold us harmless from any damages, loss, cost or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by you or your Representatives of the Proprietary Information.

         It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state. We, you and our respective Representatives agree to submit to personal jurisdiction of the New York courts in respects to any matter or dispute arising out of this agreement.

         Any assignment of this letter agreement by you without our prior written consent shall be void.

         You agree that any notice to be provided to us hereunder shall be provided in writing to us at the following address: Borg-Warner Security Corporation, 200 South Michigan Avenue, Chicago, IL, 60604, Attention: General Counsel and Corporate Secretary; or such other address as to which we inform you in writing.

         If any provision of this letter agreement shall for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this letter agreement but shall be confined in its operation to the provision of this agreement directly involved in the controversy in which such judgment shall have been rendered.

         This letter agreement contains the entire agreement between you and us concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.

         Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                    Borg-Warner Security Corporation



                                    By:  /s/ Robert Lackey
                                        --------------------------------------
                                         Robert E.T. Lackey
                                         General Counsel and Corporate Secretary


Accepted and Agreed
as of the date
first written above

SECURITAS AB


By:  /s/ Hakan Winberg
    ---------------------------------
     Hakan Winberg

Title:
      -------------------------------